Exhibit 99.1

Press Release

FOR IMMEDIATE RELEASE

SGH ANNOUNCES REFINANCING TRANSACTIONS

Completion of $275M Term Loan A Facility and $250M Revolving Credit Facility

Improves Liquidity and Extends Overall Debt Maturities

Milpitas, Calif. – February 7, 2022 – SMART Global Holdings, Inc. (“SGH” or the “Company”) (NASDAQ: SGH) today announced that it has completed refinancing transactions via a $275 million Term Loan A Facility and a $250 million undrawn Revolving Credit Facility (collectively, the “Credit Facilities”).

“These refinancings are another step forward in the transformation of SGH and provide additional liquidity for the Company while also extending our overall debt maturities,” said Ken Rizvi, Chief Financial Officer. “The deal was meaningfully over-subscribed, allowing us to upsize from the original contemplated amount. We believe the strong demand reflects the recognition by the credit market of the significant strides we have made in executing our diversification and growth strategy.”

The transactions refinance and replace the $125 million CreeLED Purchase Price Note due 2023, the $100 million Asset-Based Lending Credit Facility due 2023 and the $50 million Amended Credit Agreement due 2025. For reference, as of the end of the first fiscal quarter of 2022, the Company had $35 million outstanding on the Asset-Based Lending Credit Facility and no amounts outstanding on the Amended Credit Agreement. The $250 million 2.25% Convertible Senior Notes due 2026 and the FINEP Credit Facility due 2027 will remain in place.

The Credit Facilities provide the Company with the flexibility to retire any earn-out liability associated with the CreeLED purchase. For reference, the carrying value of the earn-out liability was $77.7 million as of the end of the first fiscal quarter of 2022.

The Credit Facilities mature in 2027. Interest on the Credit Facilities will be based on a Total Net Leverage grid, but will initially bear interest at the Secured Overnight Financing Rate (“SOFR”) plus a credit spread adjustment plus 2.00%.

Citizens Bank, N.A. lead the transaction with Santander Bank, N.A. and Fifth Third Bank, N.A. acting as Joint Lead Arrangers.

Use of Forward-Looking Statements

This press release contains “forward-looking statements,” which are based on current expectations and preliminary assumptions that are subject to factors and uncertainties that could cause actual results to differ materially from those described in these forward-looking statements. These forward-looking statements are subject to a number of risks, uncertainties and other factors, many of which are outside SGH’s control, including, among others: the Company’s liquidity position, the Company’s ability to draw on the Revolving Credit Facility, the Company’s compliance with the terms and conditions of the Credit Facilities (including the covenants contained therein), global business and economic conditions; and other factors and risks detailed in SGH’s filings with the U.S. Securities and Exchange Commission, which include SGH’s most recent reports on Form 10-K and Form 10-Q, including SGH’s future filings.

Such factors and risks as outlined above and in such filings do not constitute all factors and risks that could cause actual results of SGH to be materially different from our forward-looking statements. Accordingly, investors are cautioned not to place undue reliance on any forward-looking statements. These forward-looking statements are made as of today, and SGH does not intend, and has no obligation, to update or revise any forward-looking statements in order to reflect events or circumstances that may arise after the date of this press release, except as required by law.

About SMART Global Holdings – SGH

At SGH, our companies are united by a drive to raise the bar, execute with discipline and focus on what’s next for the technologies that support and advance the world. Across computing, memory and LED lighting solutions, we build long-term strategic partnerships with our customers.

Backed by a proven leadership team, we operate with excellence around the globe while unlocking new avenues of growth for our business and industry.

Learn more about us at SGHcorp.com.

Investor Contact:	PR Contact:
Suzanne Schmidt	Valerie Sassani
Investor Relations	VP of Marketing and Communications
+1-510-360-8596	+1-510-941-8921
ir@sghcorp.com	pr@sghcorp.com